Exhibit 99.1

Broadwind Energy Acquires Red Wolf Company, LLC

Process Systems segment is formed as part of new growth strategy

Cicero, Ill., February 1, 2017 —  Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that it has completed the acquisition of Red Wolf Company, LLC, a privately-held fabricator, kitter and assembler of industrial systems primarily supporting the global gas turbine market.  With this acquisition, Broadwind expands its market reach, gains new capabilities and customer relationships, and diversifies its product portfolio and geography.

Broadwind President and CEO Stephanie Kushner stated, “The acquisition of Red Wolf aligns with a new growth strategy approved by our Board late last year. Our intention is to double our revenue over the next 3 years through organic growth, such as the expansion currently underway in our Abilene tower plant, plus strategic bolt-on acquisitions like Red Wolf, to expand and diversify our business. Additionally, we will continue to focus on driving increased profitability through improving our commercial and operational execution. The Red Wolf acquisition is expected to be immediately accretive to Broadwind’s earnings. The additional income will be shielded for income tax purposes by utilizing Broadwind’s significant net operating loss carryforwards.”

Broadwind plans to maintain Red Wolf’s operations in Sanford, NC, under the continued leadership of Kim Sutton, President of Red Wolf. For external reporting purposes, Red Wolf’s financials will be combined with Broadwind’s nascent entry into the CNG compression systems business, which is currently operated out of Abilene, TX. The new business segment, Broadwind Process Systems, will design and manufacture custom, modular systems for specialized process applications for the global market. The Process Systems segment is expected to generate approximately $30-32 million of revenue and $4-5 million of non-GAAP adjusted EBITDA in 2017. The operating income impact of the Red Wolf acquisition will be determined after the third-party purchase allocation valuation has been finalized.

Additional information regarding the transaction is provided in Broadwind’s Current Report on Form 8-K filed today.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward looking statements”, as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our ability to successfully integrate and operate Red Wolf and identify, negotiate and execute future acquisitions; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (iii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iv) our ability to continue to grow our business organically; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our restructuring efforts, including estimated costs and saving opportunities; (vii) our ability to realize revenue from customer orders and backlog; (viii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (ix) the economy and the potential impact it may have on our business, including our customers; (x) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xi) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com